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                                    EXHIBIT 10.17

                                MID-PENINSULA BANCORP

                         NONSTATUTORY STOCK OPTION AGREEMENT
                                FOR OUTSIDE DIRECTORS


       Pursuant to the automatic nondiscretionary terms of Section 5 of the Mid-Peninsula Bancorp 1994 Stock Option Plan (the "Plan"), Mid-Peninsula Bancorp, a California corporation (the "Company"), hereby grants to_____________________, (the "Optionee"), an option (the "Option") to purchase a total of_____________ shares of Common Stock, at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Plan. The terms defined in the Plan shall have the same defined meanings herein.

       1. NATURE OF THE OPTION. This Option is intended by the Company and the Optionee to be a nonstatutory stock option and does not qualify for any special tax benefits to the Optionee. This option is NOT an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

       2. EXERCISE PRICE. The exercise price is $_______ for each share of Common Stock, which price is not less than the fair market value per share of the Common Stock on the date of grant.

       3. EXERCISE OF OPTION. This Option shall become vested for exercise in annual increments of twenty five percent (25%) of the Shares subject to the option with the first increment vesting on the first anniversary of the date of grant in accordance with Section 5(c) of the Plan. This Option may not be exercised for less than ten shares nor for a fraction of a share. In the event of Optionee's death, disability or other termination of his status as an Outside Director, the exercisability of the Option is governed by Sections 6, 7 and 8 below.

       4. METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.

       No shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or inter-dealer quotation system upon which the Shares may then be listed or quoted. Assuming such compliance, the shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such shares. An Optionee shall have no rights as a shareholder of the Company with respect to any shares until the issuance of a stock certificate to the Optionee for such shares.


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       5.     METHOD OF PAYMENT.  Payment of the exercise price shall be by cash, certified check, official bank check, or by the delivery of previously owned shares of the Company's Common Stock held for the requisite period to avoid a charge to the Company's reported earnings and with a fair market value on the date of surrender equal to the exercise price. In addition, the Optionee may exercise the Option by delivering to the Company, together with the exercise notice, (i) a copy of irrevocable written instructions provided by the Optionee to a designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) written instructions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

       6. TERMINATION OF STATUS AS AN OUTSIDE DIRECTOR FOR ANY REASON OTHER THAN DEATH OR DISABILITY. If an Optionee ceases to serve as an Outside Director, he may, but only within three months after the date he ceases to be an Outside Director, exercise this Option to the extent that the Option was vested as of the date of such termination; provided that in no event is the date of exercise beyond expiration of the Option. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

       7.     DISABILITY OF OPTIONEE.  Notwithstanding the provisions of
Section 6 above, if Optionee is unable to continue his service as an Outside Director as a result of his disability, he may, within 12 months from the date of termination of such service exercise this Option to the extent the Option was vested as of the date of such termination; provided that in no event is the date of exercise beyond expiration of the Option. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

       8. DEATH OF OPTIONEE. In the event of the death of Optionee while Optionee is an Outside Director, the Option may be exercised, at any time within 12 months following the date of death by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Option was vested as of the date of death; provided that in no event is the date of exercise beyond expiration of the Option. To the extent that this Option is not exercised within the time specified herein, the Option shall terminate.

       9. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.


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       10.    TERM OF OPTION.  Subject to earlier termination as provided in the Plan, this Option shall terminate ten years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.


       Date of Grant:

                                           MID-PENINSULA BANCORP



                                           By:
                                           -----------------------------------
                                              Duncan L. Matteson
                                              Chairman of the Board
                                              DULY AUTHORIZED ON BEHALF OF
                                              MID-PENINSULA BANCORP


          Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the Plan.



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Date                                    (Name)


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